UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2011
PROLOGIS
(Exact name of registrant as specified in charter)

Maryland	1-12846	74-2604728
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation)		No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (303) 567-5000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 31, 2011, ProLogis entered into a fifth amendment to its existing Global Senior Credit Agreement dated as of October 6, 2005 (the “Global Credit Agreement”). Prior to the fifth amendment, the Global Credit Agreement would deem a “change of control” to occur upon the execution of a merger agreement. The amendment removed such provision. The provisions of the agreement regarding a change of control potentially occurring upon the consummation of a merger were not, however, changed.
The fifth amendment also contained a waiver pursuant to which the required lenders under the Global Credit Agreement waived any change of control or default that may have occurred thereunder as a result of the signing of the Agreement and Plan of Merger executed by ProLogis and certain other parties on January 30, 2011.
A copy of the fifth amendment to the Global Credit Agreement is filed as an exhibit to this report and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description
10.1	Fifth Amendment and Waiver to Global Senior Credit Agreement, dated as of January 31, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Date: February 3, 2011	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fifth Amendment and Waiver to Global Senior Credit Agreement, dated as of January 31, 2011